Service Properties Trust Exhibit 99.2 SVC Nasdaq Listed Second Quarter 2020 Supplemental Operating and Financial Data Bridgestone 201 Perimeter Center Parkway Atlanta, GA All amounts in this report are unaudited.

Table of Contents (1) CORPORATE INFORMATION Company Profile 4 Investor Information 5 Research Coverage 6 FINANCIALS Key Financial Data 8 Condensed Consolidated Balance Sheets 9 Condensed Consolidated Statements of Income 10 Notes to Condensed Consolidated Statements of Income 11 Debt Summary 12 Debt Maturity Schedule 13 Leverage Ratios, Coverage Ratios and Public Debt Covenants 14 Capital Expenditure and Restricted Cash Activity 15 Property Acquisition and Disposition Information Since January 1, 2020 16 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 17 Calculation of FFO and Normalized FFO 18 PORTFOLIO INFORMATION Portfolio Summary 20 Consolidated Portfolio by Brand Affiliation 21 Consolidated Portfolio Diversification by Industry 22 Hotel Portfolio by Brand 23 Hotel Operating Agreement Information 24, 25 Hotel Operating Statistics by Operating Agreement 26, 27 Hotel Coverage by Operating Agreement 28 Net Lease Portfolio by Brand 29 Net Lease Portfolio by Industry 30 Net Lease Portfolio by Tenant (Top 10) 31 Net Lease Portfolio Expiration Schedule 32 Net Lease Occupancy and Leasing Summary 33 Non-GAAP Financial Measures and Certain Definitions 34, 35 WARNING CONCERNING FORWARD-LOOKING STATEMENTS 36 (1) Please refer to non-GAAP Financial Measures and Certain Definitions for terms used throughout the document. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 2

Corporate Information Kaua'i Marriott Resort 8610 Rice Street Hawaii SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 3

Company Profile

The Company:

Service Properties Trust, or SVC, we, our or us, is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and net lease service and necessity-based retail properties across the United States and in Puerto Rico and Canada with 149 distinct brands across 23 distinct industries. SVC's properties are primarily operated under long term management or lease agreements. SVC is a component of 83 market indices and it comprises more than 1% of the following indices as of June 30, 2020: Bloomberg REIT Hotels Index (BBREHOTL) and Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV).

Management:

SVC is managed by The RMR Group LLC, or RMR LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., RMR LLC is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR LLC primarily provides management services to four publicly traded equity REITs and three real estate related operating businesses. In addition to managing SVC, RMR LLC manages Industrial Logistics Properties Trust, a REIT that owns industrial and logistics properties, Office Properties Income Trust, a REIT that owns buildings primarily leased to single tenants and those with high credit quality characteristics such as government entities, and Diversified Healthcare Trust, a REIT that primarily owns high-quality, private-pay healthcare properties like medical office and life science properties, senior living communities and wellness centers. RMR LLC also provides management services to Five Star Senior Living Inc., a publicly traded operator of senior living communities, Sonesta Holdco Corporation and its subsidiaries, or Sonesta, a privately owned operator and franchisor of hotels (including some of the hotels that SVC owns) and cruise ships, and TravelCenters of America Inc., or TA, a publicly traded operator and franchisor of travel centers along the U.S. Interstate Highway System (including 179 travel centers that SVC owns), and standalone truck service facilities and restaurants. RMR also advises RMR Mortgage Trust (formerly known as RMR Real Estate Income Fund), which is in the process of converting from a registered investment company to a publicly traded mortgage REIT, and Tremont Mortgage Trust, a publicly traded mortgage REIT, both of which will focus on originating and investing in floating rate first mortgage loans, secured by middle market and transitional commercial real estate, through wholly owned SEC registered investment advisory subsidiaries. As of June 30, 2020, RMR LLC had $32 billion of real estate assets under management and the combined RMR LLC managed companies had approximately $12 billion of annual revenues, over 2,100 properties and nearly 45,000 employees. We believe that being managed by RMR LLC is a competitive advantage for SVC because of RMR LLC's depth of management and experience in the real estate industry. We also believe RMR LLC provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self managed.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 964-8389

Stock Exchange Listing:

Nasdaq

Trading Symbol:

Common Shares: SVC

Senior Unsecured Debt Ratings:

Standard & Poor's: BB+
Moody's: Ba1/ Baa3 (1)

(1) Baa3 rating assigned to guaranteed Senior Unsecured Notes.

Key Data (as of June 30, 2020):

(dollars in 000s)

Total properties:		1,138
Hotels		329
Net lease properties		809
Number of hotel rooms/suites		51,404
Total net lease square feet		13,728,893
Q2 2020 total revenues	$	214,940
Q2 2020 net loss	$	(37,349)
Q2 2020 Normalized FFO	$	78,158

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

4

Investor Information

Board of Trustees

Laurie B. Burns
Independent Trustee

Robert E. Cramer
Independent Trustee

Donna D. Fraiche
Independent Trustee

John L. Harrington
Lead Independent Trustee

William A. Lamkin
Independent Trustee

John G. Murray
Managing Trustee

Adam D. Portnoy
Chair of the Board & Managing Trustee

Senior Management

John G. Murray
President and Chief Executive Officer

Brian E. Donley
Chief Financial Officer and Treasurer

Ethan S. Bornstein
Senior Vice President

Todd W. Hargreaves
Vice President and Chief Investment Officer

Contact Information

Investor Relations
Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 964-8389
(email) info@svcreit.com
(website) www.svcreit.com

Inquiries
Investor and media inquiries should be directed to Kristin Brown, Director, Investor Relations at (617) 796-8232, or kbrown@rmrgroup.com.

Financial inquiries should be directed to Brian E. Donley, Chief Financial Officer and Treasurer, at (617) 964-8389 or bdonley@rmrgroup.com.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

5

Research Coverage

Equity Research Coverage

B. Riley | FBR
Bryan Maher
(646) 885-5423
bmaher@fbr.com

Janney Montgomery Scott
Tyler Batory
(215) 665-4448
tbatory@janney.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Debt Research Coverage

Wells Fargo Securities
Thierry Perrein
(704) 715-8455
thierry.perrein@wellsfargo.com

Rating Agencies

Moody's Investors Service
Reed Valutas
(212) 553-14169
reed.valutas@moodys.com

S&P Global
Nicolas Villa
(212) 438-1534
nicolas.villa@spglobal.com

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

6

FINANCIALS Residence Inn 9845 Gateway Drive Reno, NV SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 7

Key Financial Data (dollars in thousands, except per share data) As of and For the Three Months Ended 6/30/2020 3/31/2020 12/31/2019 9/30/2019 6/30/2019 Selected Balance Sheet Data: Total gross assets $ 12,026,904 $ 12,206,842 $ 12,154,728 $ 12,602,187 $ 10,204,219 Total assets $ 8,879,545 $ 8,996,623 $ 9,033,967 $ 9,515,503 $ 7,177,746 Total liabilities $ 6,533,824 $ 6,614,357 $ 6,528,089 $ 6,906,517 $ 4,520,304 Total shareholders' equity $ 2,345,721 $ 2,382,266 $ 2,505,878 $ 2,608,986 $ 2,657,442 Selected Income Statement Data: Total revenues $ 214,940 $ 483,766 $ 580,906 $ 599,772 $ 610,562 Net income (loss) $ (37,349) $ (33,650) $ (14,893) $ 40,074 $ 8,782 Adjusted EBITDAre $ 152,166 $ 195,137 $ 227,013 $ 209,545 $ 218,972 FFO $ 117,924 $ 123,084 $ 147,830 $ 147,184 $ 168,766 Normalized FFO $ 78,158 $ 123,084 $ 151,622 $ 155,635 $ 168,766 Per Common Share Data (basic and diluted): Net income (loss) $ (0.23) $ (0.20) $ (0.09) $ 0.24 $ 0.05 FFO $ 0.72 $ 0.75 $ 0.90 $ 0.90 $ 1.03 Normalized FFO $ 0.48 $ 0.75 $ 0.92 $ 0.95 $ 1.03 Dividend Data: Annualized dividends paid per share during the period $ 0.04 $ 2.16 $ 2.16 $ 2.16 $ 2.16 Annualized dividend yield (at end of period) 0.7% 40.0% 8.9% 8.4% 8.6% Normalized FFO payout ratio 2.1% 72.0% 58.7% 56.8% 52.4% SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 8

Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) As of June 30, 2020 As of December 31, 2019 ASSETS Real estate properties: Land $ 2,033,292 $ 2,066,602 Buildings, improvements and equipment 9,113,157 9,318,434 Total real estate properties, gross 11,146,449 11,385,036 Accumulated depreciation (3,147,359) (3,120,761) Total real estate properties, net 7,999,090 8,264,275 Acquired real estate leases and other intangibles, net 350,546 378,218 Assets held for sale 152,367 87,493 Cash and cash equivalents 20,206 27,633 Restricted cash 29,652 53,626 Due from related persons 60,999 68,653 Other assets, net 266,685 154,069 Total assets $ 8,879,545 $ 9,033,967 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured revolving credit facility $ 33,127 $ 377,000 Unsecured term loan, net 397,358 397,889 Senior unsecured notes, net 5,732,018 5,287,658 Security deposits 9,276 109,403 Accounts payable and other liabilities 352,473 335,696 Due to related persons 9,572 20,443 Total liabilities 6,533,824 6,528,089 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,566,397 and 164,563,034 shares issued and outstanding 1,646 1,646 Additional paid in capital 4,548,880 4,547,529 Cumulative net income available for common shareholders 3,420,646 3,491,645 Cumulative common distributions (5,625,451) (5,534,942) Total shareholders' equity 2,345,721 2,505,878 Total liabilities and shareholders' equity $ 8,879,545 $ 9,033,967 SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 9

Condensed Consolidated Statements of Income (dollars in thousands, except per share data) For the Three Months Ended June 30, For the Six Months Ended June 30, 2020 2019 2020 2019 Revenues: Hotel operating revenues (1) $ 117,356 $ 541,215 $ 500,859 $ 996,078 Rental income (2) 97,584 68,217 197,656 136,890 FF&E reserve income (3) — 1,130 201 2,502 Total revenues 214,940 610,562 698,716 1,135,470 Expenses: Hotel operating expenses (1) 46,957 380,431 318,105 698,116 Other operating expenses 3,565 1,272 7,324 2,712 Depreciation and amortization 127,427 99,196 255,353 198,561 General and administrative (4) 11,302 12,207 25,326 24,442 Loss on asset impairment (5) 28,514 — 45,254 — Total expenses 217,765 493,106 651,362 923,831 Gain (loss) on sale of real estate (6) (2,853) — (9,764) 159,535 Gain on insurance settlement (7) 62,386 — 62,386 — Dividend income — 876 — 1,752 Unrealized gains (losses) on equity securities, net (8) 3,848 (60,788) (1,197) (39,811) Interest income 15 449 277 1,086 Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $3,486, $2,570, $6,774 and $5,140 respectively) (72,072) (49,601) (143,147) (99,367) Loss on early extinguishment of debt (9) (6,970) — (6,970) — Income (loss) before income taxes and equity in earnings (losses) of an investee (18,471) 8,392 (51,061) 234,834 Income tax benefit (expense) (7) (16,660) 260 (17,002) (799) Equity in earnings (losses) of an investee (10) (2,218) 130 (2,936) 534 Net income (loss) $ (37,349) $ 8,782 $ (70,999) $ 234,569 Weighted average common shares outstanding (basic) 164,382 164,284 164,376 164,281 Weighted average common shares outstanding (diluted) 164,382 164,326 164,376 164,324 Net income (loss) per common share (basic and diluted) $ (0.23) $ 0.05 $ (0.43) $ 1.43 See Notes to Condensed Consolidated Statements of Income on page 11. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 10

Notes to Condensed Consolidated Statements of Income (dollar amounts in thousands, except share data) (1) As of June 30, 2020, we owned 329 hotels; 328 of these hotels were managed by hotel operating companies and one hotel was leased to a hotel operating company. Our condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income and other operating expenses from our leased hotel and net lease properties. Certain of our managed hotels had net operating results that were, in the aggregate, $196,107 and $4,853 less than the minimum returns due to us for the three months ended June 30, 2020 and 2019, respectively, and $314,171 and $37,085 less than the minimum returns due to us for the six months ended June 30, 2020 and 2019, respectively. When managers of these hotels are required to fund the shortfalls under the terms of our management agreements or their guarantees, we reflect such fundings (including security deposit applications) in our condensed consolidated statements of income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $121,155 for the three months ended June 30, 2020 and $191,660 and $16,679 for the six months ended June 30, 2020 and 2019, respectively. There was no reduction to hotel operating expense for the three months ended June 30, 2019. When we reduce the amounts of the security deposit we hold for any of our operating agreements for payment deficiencies, it does not result in additional cash flows to us of the deficiency amounts, but reduces the refunds due to the respective tenants or managers who have provided us with these deposits upon expiration of the applicable operating agreement. The security deposits are non-interest bearing and are not held in escrow. We had shortfalls at certain of our managed hotel portfolios not funded by the managers of these hotels under the terms of our management agreements of $73,617 and $5,090 for the three months ended June 30, 2020 and 2019, respectively, and $121,373 and $23,797 for the six months ended June 30, 2020 and 2019, respectively, which represent the unguaranteed portions of our minimum returns from our Sonesta, Marriott and Wyndham agreements. The net operating results of our managed hotel portfolios did not exceed the minimum returns due to us for either of the three or six months ended June 30, 2020. However, certain of our managed hotel portfolios had net operating results that were, in the aggregate, $21,102 and $10,494 more than the minimum returns due to us for the three and six months ended June 30, 2019, respectively. Certain of our guarantees and our security deposits may be replenished by a share of future cash flows from the applicable hotel operations in excess of the minimum returns due to us, certain fees to the manager, or working capital advances, if any, pursuant to the terms of the applicable agreements. When our guarantees and security deposits are replenished by cash flows from hotel operations, we reflect such replenishments in our condensed consolidated statements of income as an increase to hotel operating expenses. There were no such replenishments for either of the three and six months ended June 30, 2020, respectively, and replenishments of $9,208 and $3,422 for the three and six months ended June 30, 2019, respectively. (2) We increased rental income by $875 for the three months ended June 30, 2020, reduced rental income by $3,190 in the three months ended June 30, 2019 and reduced rental income by $2,669 and $4,322 for the six months ended June 30, 2020 and 2019, respectively, to record scheduled rent changes under certain of our leases, the deferred rent obligations under our leases with TA and the estimated future payments to us under our leases with TA for the cost of removing underground storage tanks on a straight line basis. (3) Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. We report deposits by our tenants into the escrow accounts under our hotel leases as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income. (4) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income (loss) in accordance with generally accepted accounting principles, or GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include these amounts in the calculation of Normalized FFO or Adjusted EBITDAre until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. No business management incentive fee expense was recorded for the three and six months ended June 30, 2020 or 2019. (5) We recorded a $28,514 loss on asset impairment during the three months ended June 30, 2020 to reduce the carrying value of 17 hotel properties and four net lease properties to their estimated fair value. We recorded a $16,740 loss on asset impairment during the three months ended March 31, 2020 to reduce the carrying value of two net lease properties to their estimated fair value. (6) We recorded a $6,911 net loss on sale of real estate during the three months ended March 31, 2020 in connection with the sales of six net lease properties. We recorded a $2,853 net loss on sale of real estate during the three months ended June 30, 2020 in connection with the sales of four net lease properties. We recorded a $159,535 gain on sale of real estate during the three months ended March 31, 2019 in connection with the sales of 20 travel centers. (7) We recorded a $62,386 gain on insurance settlement during the three months ended June 30, 2020 for insurance proceeds received with respect to our leased hotel in San Juan, PR related to Hurricane Maria. Under GAAP, we were required to increase the building basis of our San Juan hotel for the amount of the insurance proceeds. We also recorded a $15,650 deferred tax liability as a result of the book value to tax basis difference related to this accounting in the three months ended June 30, 2020. (8) Unrealized gains (losses) on equity securities, net represent the adjustment required to adjust the carrying value of our former investment in RMR Inc. common stock and our investment in TA common shares to their fair value. We sold our RMR Inc. shares in July 2019. (9) We recorded a $6,970 loss on extinguishment of debt, net of unamortized discount and deferred financing costs, relating to our repurchase of $350,000 principal amount of our $400,000 of 4.25% senior notes due 2021, for an aggregate purchase price of $355,971, excluding accrued interest. (10) Represents our proportionate share of our equity investment in Sonesta during the three and six months ended June 30, 2020 and Affiliates Insurance Company during the three and six months ended June 30, 2019. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 11

Debt Summary

As of June 30, 2020
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Floating Rate Debt:					
$1,000,000 revolving credit facility (1) (2) (5)	1.850%	$ 33,127	7/15/22	$ 33,127	2.0
$400,000 term loan (2) (3) (5)	2.931%	400,000	7/15/23	400,000	3.0
Subtotal / weighted average	2.848%	$ 433,127		$ 433,127	3.0
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2021	4.250%	$ 50,000	2/15/21	$ 50,000	0.6
Senior unsecured notes due 2022	5.000%	500,000	8/15/22	500,000	2.1
Senior unsecured notes due 2023	4.500%	500,000	6/15/23	500,000	3.0
Senior unsecured notes due 2024	4.650%	350,000	3/15/24	350,000	3.7
Senior unsecured notes due 2024	4.350%	825,000	10/1/24	825,000	4.3
Senior unsecured notes due 2025	4.500%	350,000	3/15/25	350,000	4.7
Senior unsecured notes due 2025 (6)	7.500%	800,000	9/15/25	800,000	5.2
Senior unsecured notes due 2026	5.250%	350,000	2/15/26	350,000	5.6
Senior unsecured notes due 2026	4.750%	450,000	10/1/26	450,000	6.3
Senior unsecured notes due 2027	4.950%	400,000	2/15/27	400,000	6.6
Senior unsecured notes due 2028	3.950%	400,000	1/15/28	400,000	7.5
Senior unsecured notes due 2029	4.950%	425,000	10/1/29	425,000	9.3
Senior unsecured notes due 2030	4.375%	400,000	2/15/30	400,000	9.6
Subtotal / weighted average	5.025%	$ 5,800,000		$ 5,800,000	5.4
Total / weighted average (4)	4.873%	$ 6,233,127		$ 6,233,127	5.3

(1) We are currently required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 205 basis points per annum, subject to an interest rate floor of 0.50%. We also pay a facility fee of 30 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed above is as of June 30, 2020. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our credit facility for two additional six month periods.
(2) The maximum borrowing availability under our revolving credit facility and term loan combined may be increased to up to $2,300,000 subject to certain terms and conditions. This feature may not be utilized during the wavier period which runs through the first quarter of 2021 as prescribed under the terms of our May 2020 amendment to the credit agreement governing our revolving credit facility and term loan, or the Amendment.
(3) We are required to pay interest on the amount outstanding under our term loan at a rate of LIBOR plus a premium of 225 basis points per annum, subject to adjustment based on changes to our credit ratings. The interest rate listed above is as of June 30, 2020. Our term loan is prepayable without penalty at any time.
(4) The carrying value of our total debt of $6,162,247 as of June 30, 2020 is net of unamortized discounts and premiums and certain issuance costs totaling $70,880.
(5) Under the Amendment, we have provided equity pledges on certain of our property owning subsidiaries to secure our obligations under the credit agreement.
(6) The notes are guaranteed by certain of our subsidiaries.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

12

Debt Maturity Schedule As of June 30, 2020 1,400 1,200 1,000 ) s 800 n o i l l i $400 M ( $ 600 $33 $1,175 $1,150 400 $800 $500 $500 200 $400 $400 $425 $400 $50 0 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 Fixed rate bonds Revolving Credit Facility (1) (2) Term loan (2) (3) (1) Represents amounts outstanding under our $1,000,000 revolving credit facility at June 30, 2020. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date for two additional six month periods. (2) Under the Amendment, we have provided equity pledges of certain of our property owning subsidiaries to secure our obligations under the credit agreement. (3) Represents amounts outstanding on our term loan at June 30, 2020. Our term loan is prepayable without penalty at any time. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 13

Leverage Ratios, Coverage Ratios and Public Debt Covenants

	As of and For the Three Months Ended				
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Leverage Ratios:					
Net debt / total gross assets	51.7%	50.4%	50.2%	51.8%	40.4%
Net debt / gross book value of real estate assets	54.1%	52.0%	52.0%	56.0%	42.4%
Secured debt / total assets	13.8%	0.0%	0.0%	0.0%	0.0%
Variable rate debt / Net debt	7.0%	13.9%	12.7%	18.2%	11.9%
Coverage Ratios:					
Adjusted EBITDA*re* / interest expense	2.1x	2.7x	3.1x	4.0x	4.4x
Net debt / annualized Adjusted EBITDA*re* (1)	10.2x	7.9x	6.7x	6.6x	4.7x

	As of and For the Trailing Twelve Months Ended				
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Public Debt Covenants:					
Total debt / adjusted total assets - allowable maximum 60.0%	50.1%	49.6%	49.4%	51.1%	40.4%
Secured debt / adjusted total assets - allowable maximum 40.0%	3.5%	0.0%	0.0%	0.0%	0.0%
Consolidated income available for debt service / debt service - required minimum 1.50x	2.85x	2.87x	2.86x	2.61x	3.79x
Total unencumbered assets / unsecured debt - required minimum 150%	199.5%	201.5%	202.5%	195.8%	247.6%

(1) We completed the SMTA Transaction on September 20, 2019. For purposes of calculating coverage ratios for the three months ended September 30, 2019, we included our pro forma estimates of the annualized Adjusted EBITDAre that we would have realized from this portfolio if we had owned it since the beginning of that three-month period.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

14

Capital Expenditure and Restricted Cash Activity

(dollars in thousands)

Capital Expenditures	For the Three Months Ended				
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Hotel capital improvements & FF&E Reserve fundings (1)	$ 39,085	$ 35,015	$ 119,380	$ 36,335	$ 42,612
Net lease capital improvements	221	4,179	2,295	—	—
Total capital improvements & FF&E Reserve fundings	$ 39,306	$ 39,194	$ 121,675	$ 36,335	$ 42,612

Restricted Cash	As of and For the Three Months Ended				
	6/30/2020	3/31/2020	9/30/2019	6/30/2019	3/31/2019
Total restricted cash (beginning of period)	$ 44,537	$ 53,626	$ 53,519	$ 37,792	$ 75,129
Manager deposits into FF&E Reserve	—	33,806	18,100	46,618	21,484
SVC fundings into FF&E Reserve:					
IHG	3,900	—	25,100	—	—
Marriott	28,600	5,800	10,877	1,252	10,534
Radisson	—	—	—	1,891	6,532
Hotel improvements funded from FF&E Reserves	(47,385)	(48,695)	(53,970)	(34,034)	(48,973)
FF&E reserves (end of period)	29,652	44,537	53,626	53,519	64,706
SVC sale proceeds (2)	—	—	—	—	(26,914)
Total restricted cash (end of period)	$ 29,652	$ 44,537	$ 53,626	$ 53,519	$ 37,792

(1) Includes amounts we funded into our FF&E reserves and amounts directly reimbursed to our hotel managers for capital expenditures.
(2) Represents a portion of the proceeds from our sales of 20 travel centers in January 2019 used to facilitate a tax deferred like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in the second quarter of 2019.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

15

Property Acquisition and Disposition Information Since January 1, 2020

(dollars in thousands except per room and per sq. ft. data)

ACQUISITIONS:

Date Acquired	Properties	Brand	Location	Number of Rooms or Suite (Hotels) / Square Footage (Net Lease)	Operating Agreement	Purchase Price (1)	Average Purchase Price per Room or Suite / Square Foot
3/12/2020	3	Taco Bell	Various	6,696	AG Bells LLC	$ 7,071	$ 1,056

(1) Represents cash purchase price and excludes acquisition related costs.

DISPOSITIONS:

Date Disposed	Properties	Brand	Location	Square Footage	Former Operating Agreement	Sales Price (1)	Average Sales Price per Square Foot
1/28/2020	1	Vacant	Gothenburg, NE	31,978	Vacant	$ 585	$ 18
2/6/2020	1	Vacant	Rochester, MN	90,503	Vacant	2,600	29
2/13/2020	1	Vacant	Ainsworth, NE	32,901	Vacant	775	24
2/14/2020	1	Vacant	Dekalb, IL	5,052	Vacant	1,050	208
3/2/2020	1	HOM Furniture, Inc.	Eau Claire, MI	98,824	HOM Furniture, Inc.	2,600	26
3/28/2020	1	Vacant	Stillwater, OK	33,018	Vacant	400	12
5/26/2020	1	Vacant	Pawtucket, RI	22,027	Vacant	1,610	73
5/28/2020	1	Destination XL Group, Inc.	Canton, MA	755,992	Destination XL Group, Inc.	51,000	67
5/28/2020	1	Vacant	Phoenix, AZ	29,434	Vacant	2,900	99
6/25/2020	1	Vacant	Bellefontaine, OH	2,267	Vacant	440	194
	10			1,101,996		$ 63,960	58

(1) Represents cash purchase or sales price and excludes closing related costs.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

16

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

(in thousands)	For the Three Months Ended					For the Six Months Ended	
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Net income (loss)	$ (37,349)	$ (33,650)	$ (14,893)	$ 40,074	$ 8,782	$ (70,999)	$ 234,569
Add (Less): Interest expense	72,072	71,075	73,384	52,375	49,601	143,147	99,367
Income tax expense (benefit) (1)	16,660	342	1,527	467	(260)	17,002	799
Depreciation and amortization	127,427	127,926	126,727	103,160	99,196	255,353	198,561
EBITDA	178,810	165,693	186,745	196,076	157,319	344,503	533,296
Add (Less): (Gain) loss on sale of real estate (2)	2,853	6,911	—	—	—	9,764	(159,535)
Loss on asset impairment (3)	28,514	16,740	39,296	—	—	45,254	—
EBITDA*re*	210,177	189,344	226,041	196,076	157,319	399,521	373,761
Add (Less): General and administrative expense paid in common shares (4)	832	590	480	1,068	865	1,422	1,301
Adjustments to reflect the entity's share of EBITDA attributable to an investee (5)	421	158	—	—	—	579	—
Estimated business management incentive fee (6)	—	—	—	—	—	—	—
Acquisition and transaction related costs (7)	—	—	1,795	—	—	—	—
Loss on early extinguishment of debt (8)	6,970	—	—	8,451	—	6,970	—
Gain on insurance settlement (1)	(62,386)	—	—	—	—	(62,386)	—
Unrealized (gains) losses on equity securities, net (9)	(3,848)	5,045	(3,300)	3,950	60,788	1,197	39,811
Loss contingency (10)	—	—	1,997	—	—	—	—
Adjusted EBITDA*re*	$ 152,166	$ 195,137	$ 227,013	$ 209,545	$ 218,972	$ 347,303	$ 414,873

(1) We recorded a $62,386 gain on insurance settlement during the three months ended June 30, 2020 for insurance proceeds received for our leased hotel in San Juan, PR related to Hurricane Maria. Under GAAP, we were required to increase the building basis of our San Juan hotel for the amount of the insurance proceeds. We also recorded a $15,650 deferred tax liability as a result of the book value to tax basis difference related to this accounting in the three months ended June 30, 2020.

(2) We recorded a $2,853 net loss on sale of real estate during the three months ended June 30, 2020 in connection with the sales of four net lease properties, a $6,911 net loss on sale of real estate during the three months ended March 31, 2020 in connection with the sales of six net lease properties and a $159,535 gain on sale of real estate during the three months ended March 31, 2019 in connection with the sales of 20 travel centers.

(3) We recorded a $28,514 loss on asset impairment during the three months ended June 30, 2020 to reduce the carrying value of 17 hotel properties and four net lease properties to their estimated fair value, a $16,740 loss on asset impairment during the three months ended March 31, 2020 to reduce the carrying value of two net lease properties to their estimated fair value and a $39,296 loss on asset impairment during the three months ended December 31, 2019 to reduce the carrying value of 19 net lease properties to their estimated fair value less costs to sell and two hotels to their estimated fair value.

(4) Amounts represent the equity compensation awarded to our Trustees, our officers and certain other employees of RMR LLC.

(5) Represents adjustments to reflect our proportionate share of EBITDA related to our equity investment in Sonesta.

(6) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include these amounts in the calculation of Adjusted EBITDAre until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. No business management incentive fee expense was recorded for the periods presented.

(7) Acquisition and transaction related costs represents costs related to our exploration of possible financing transactions.

(8) We recorded a $6,970 loss on early extinguishment of debt, net of unamortized discount and deferred financing costs, related to our repurchase of $350,000 principal amount of our $400,000 of 4.25% senior notes due 2021 for an aggregate purchase price of $355,971, excluding accrued interest. We recorded a $8,451 loss on early extinguishment of debt in the three months ended September 30, 2019 related to the termination of a term loan commitment we arranged in connection with the acquisition of a net lease portfolio.

(9) Unrealized gains and (losses) on equity securities, net represent the adjustment required to adjust the carrying value of our former investment in RMR Inc. common shares and our investment in TA common shares to their fair value. We sold our RMR Inc. shares in July 2019.

(10) We recorded a $1,997 loss contingency during the three months ended December 31, 2019 for an expected settlement of a historical pension withdrawal liability for a hotel we rebranded.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

17

Calculation of FFO and Normalized FFO

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	6/30/2020	6/30/2019
Net income (loss)	$ (37,349)	$ (33,650)	$ (14,893)	$ 40,074	$ 8,782	$ (70,999)	$ 234,569
Add (Less): Depreciation and amortization	127,427	127,926	126,727	103,160	99,196	255,353	198,561
(Gain) / loss on sale of real estate (1)	2,853	6,911	—	—	—	9,764	(159,535)
Loss on asset impairment (2)	28,514	16,740	39,296	—	—	45,254	—
Unrealized gains and losses on equity securities, net (3)	(3,848)	5,045	(3,300)	3,950	60,788	1,197	39,811
Adjustments to reflect the entity's share of FFO attributable to an investee (4)	327	112	—	—	—	439	—
FFO	117,924	123,084	147,830	147,184	168,766	241,008	313,406
Add (Less): Acquisition and transaction related costs (5)	—	—	1,795	—	—	—	—
Loss on early extinguishment of debt (6)	6,970	—	—	8,451	—	6,970	—
Loss contingency (7)	—	—	1,997	—	—	—	—
Gain on insurance settlement, net of tax (8)	(46,736)	—	—	—	—	(46,736)	—
Normalized FFO	$ 78,158	$ 123,084	$ 151,622	$ 155,635	$ 168,766	$ 201,242	$ 313,406
Weighted average shares outstanding (basic)	164,382	164,370	164,364	164,321	164,284	164,376	164,281
Weighted average shares outstanding (diluted)	164,382	164,370	164,364	164,348	164,326	164,376	164,324
Basic and diluted per share common share amounts:							
Net income (loss)	$ (0.23)	$ (0.20)	$ (0.09)	$ 0.24	$ 0.05	$ (0.43)	$ 1.43
FFO	$ 0.72	$ 0.75	$ 0.90	$ 0.90	$ 1.03	$ 1.47	$ 1.91
Normalized FFO	$ 0.48	$ 0.75	$ 0.92	$ 0.95	$ 1.03	$ 1.22	$ 1.91

(1) We recorded a $2,853 net loss on sale of real estate during the three months ended June 30, 2020 in connection with the sales of four net lease properties, a $6,911 net loss on sale of real estate during the three months ended March 31, 2020 in connection with the sales of six net lease properties and a $159,535 gain on sale of real estate during the three months ended March 31, 2019 in connection with the sales of 20 travel centers.

(2) We recorded a $45,254 loss on asset impairment during the three months ended June 30, 2020 to reduce the carrying value of 17 hotel properties and four net lease properties to their estimated fair value, $16,740 loss on asset impairment during the three months ended March 31, 2020 to reduce the carrying value of two net lease properties to their estimated fair value and $39,296 loss on asset impairment during the three months ended December 31, 2019 to reduce the carrying value of 19 net lease properties to their estimated fair value less costs to sell and two hotels to their estimated fair value.

(3) Unrealized gains and (losses) on equity securities, net represent the adjustment required to adjust the carrying value of our former investment in RMR Inc. and our investment in TA common shares to their fair value. We sold our RMR Inc. shares in July 2019.

(4) Represents adjustments to reflect our proportionate share of FFO related to our equity investment in Sonesta.

(5) Acquisition and transaction related costs represents costs related to our exploration of possible financing transactions.

(6) We recorded a $6,970 loss on early extinguishment of debt, net of unamortized discounts and deferred financing fees, related to our repurchase of $350,000 principal amount of our $400,000 of 4.25% senior notes due 2021 for an aggregate purchase price of $355,971, excluding accrued interest. We recorded a $8,451 loss on early extinguishment of debt in the three months ended September 30, 2019 related to the termination of a term loan commitment we arranged in connection with the acquisition of a net lease portfolio.

(7) We recorded a $1,997 loss contingency during the three months ended December 31, 2019 for an expected settlement of a historical pension withdrawal liability for a hotel we rebranded.

(8) We recorded a $62,386 gain on insurance settlement during the three months ended June 30, 2020 for insurance proceeds received for our leased hotel in San Juan, PR related to Hurricane Maria. Under GAAP, we were required to increase the building basis of our San Juan hotel for the amount of the insurance proceeds. We also recorded a $15,650 deferred tax liability as a result of the book value to tax basis difference related to this accounting in the three months ended June 30, 2020.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

18

PORTFOLIO INFORMATION Mister Car Wash 3101 Coors Blvd., NW Albuquerque, NM SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 19

Portfolio Summary As of June 30, 2020 (dollars in thousands) Portfolio composition (1) Number of Properties Hotel Properties 329 Net Lease Properties 809 Total Properties 1,138 Diversification Facts Net lease: 38.4% Tenants/Operators 186 Brands 149 Hotel: 61.6% Industries 23 States (2) 47 Investments Hotels $ 7,061,740 Net Lease Properties 5,207,062 Geographical Diversification (1) Total Investments $ 12,268,802 Annualized Minimum Return and Rent Hotels $ 590,614 CA 11% Net Lease Properties 369,423 TX 8% Total Annualized Minimum Returns and Rents $ 960,037 Other 46% GA 7% (3) Minimum Return/Rent Coverage (37 States, Hotels 0.38x DC, PR, ON) IL 7% Sonesta Fort Lauderdale Beach Net Lease 2.28x Ft. Lauderdale, FL OH 4% Total Portfolio 1.11x Operator: Sonesta FL 4% (1) Based on the annualized Minimum Returns and Rents. Guest Rooms: 240 AZ NJ PA MA (2) We also own one property in Washington, D.C., two in Canada and one in Puerto Rico. 4% 3% 3% (3) Coverage data amounts include data for certain properties for periods prior to when we acquired 3% them. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 20

Consolidated Portfolio by Brand Affiliation

As of June 30, 2020

(dollars in thousands)

Brand Affiliation	Number of Properties	Percent of Total Number of Properties	Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Percent of Total Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Investment (1)	Percent of Total Investment	Investment Per Room / SF	Annual Minimum Return / Rent (1)	Percent of Total Annual Minimum Return / Rent
IHG	103	9.1%	17,154	33.5 %	$ 2,381,721	15.2%	$ 139	216,551	22.6 %
Marriott	122	10.7%	17,085	33.1 %	1,869,817	19.4%	109	$ 192,891	20.1 %
Sonesta	53	4.7%	9,588	18.7 %	2,004,204	16.3%	209	119,779	12.5 %
Hyatt	22	1.9%	2,724	5.3 %	301,942	1.8%	111	22,037	2.3 %
Radisson	9	0.8%	1,939	3.7 %	289,139	2.5%	149	20,442	2.1 %
Wyndham	20	1.8%	2,914	5.7 %	214,917	2.4%	74	18,914	2.0 %
Subtotal/Average Hotels	329	29.0%	51,404	100.0 %	7,061,740	57.6%	137	590,614	61.6 %
TravelCenters of America	134	11.8%	3,720,693	27.1 %	2,281,589	18.6%	613	168,011	17.5 %
Petro Stopping Centers	45	4.0%	1,470,004	10.7 %	1,021,226	8.3%	695	78,099	8.1 %
AMC Theatres	13	1.1%	663,655	4.8 %	121,701	1.0%	183	9,412	1.0 %
The Great Escape	14	1.2%	542,666	4.0 %	98,242	0.8%	181	7,140	0.7 %
Life Time Fitness	3	0.3%	420,335	3.1 %	92,617	0.8%	220	5,246	0.5 %
Buehler's Fresh Foods	5	0.4%	502,727	3.7 %	76,536	0.6%	152	5,143	0.5 %
Heartland Dental	59	5.2%	234,274	1.7 %	61,120	0.5%	261	4,493	0.5 %
Pizza Hut	61	5.4%	198,558	1.4 %	61,108	0.5%	308	4,271	0.4 %
Regal Cinemas	6	0.5%	266,546	1.9 %	44,476	0.4%	167	3,658	0.4 %
Express Oil Change	23	2.0%	83,825	0.6 %	49,724	0.4%	593	3,379	0.4 %
Other (2)	446	39.1%	5,625,610	41.0 %	1,298,723	10.5%	231	80,571	8.4 %
Subtotal/Average Net Lease (3)	809	71.0%	13,728,893	100.0 %	5,207,062	42.4%	379	369,423	38.4 %
Total/Average	1,138	100.0%	51,404 / 13,728,893	100% / 100%	$ 12,268,802	100.0%	$137 / $363	$ 960,037	100.0 %

(1) Includes 25 hotels with 3,333 rooms and annual minimum returns of $32,628 and an aggregate carrying value of $144,119 classified as held for sale and nine net lease properties with 103,408 square feet with leases requiring annual minimum rent of $789 and an aggregate carrying value of $8,248 classified as held for sale.

(2) Other includes 119 distinct brands with an average investment of $10,914 and average annual minimum rent of $677.

(3) The brands listed in the table above represent the top 10 net lease brands as a percentage of total annual minimum rent as of June 30, 2020.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

21

Consolidated Portfolio Diversification by Industry

As of June 30, 2020

(dollars in thousands)

	Industry	No. of Properties	Rooms/ Square Footage		Investments (1)	Percent of Total Investment		Annual Minimum Return/ Rent (1)	Percent of Total Annualized Minimum Return/Rent
1.	Hotels	329	51,404	$	7,061,740	57.6%	$	590,615	61.6%
2.	Travel Centers	182	5,238,765		3,344,496	27.3%		249,261	26.0%
3.	Restaurants-Quick Service	250	687,961		319,543	2.6%		21,106	2.2%
4.	Movie Theaters	24	1,240,533		209,846	1.7%		16,770	1.7%
5.	Restaurants-Casual Dining	61	420,978		216,346	1.8%		11,076	1.2%
6.	Health and Fitness	13	837,811		184,744	1.5%		9,398	1.0%
7.	Miscellaneous Retail	19	598,731		114,433	0.9%		7,140	0.7%
8.	Medical/Dental Office	71	409,706		118,098	1.0%		9,172	1.0%
9.	Grocery	19	1,020,819		129,219	1.1%		8,599	0.9%
10.	Automotive Parts and Service	63	210,152		96,496	0.8%		6,557	0.7%
11.	Apparel	1	89,305		11,027	0.1%		670	0.1%
12.	Automotive Dealers	9	172,251		68,756	0.6%		4,985	0.5%
13.	Entertainment	4	199,853		61,436	0.5%		1,782	0.2%
14.	Educational Services	9	220,758		55,647	0.5%		4,127	0.4%
15.	Sporting Goods	3	331,864		52,022	0.4%		3,489	0.4%
16.	Miscellaneous Manufacturing	6	758,146		31,824	0.3%		2,294	0.2%
17.	Building Materials	27	430,164		30,036	0.2%		2,510	0.3%
18.	Car Washes	5	41,456		28,658	0.2%		2,076	0.2%
19.	Drug Stores and Pharmacies	8	82,543		23,970	0.2%		1,647	0.2%
20.	Legal Services	5	25,429		11,362	0.1%		1,009	0.1%
21.	General Merchandise	3	99,233		7,492	0.1%		555	0.1%
22.	Home Furnishings	5	248,448		37,215	0.3%		2,854	0.2%
23.	Dollar Stores	3	27,593		2,971	—%		187	—%
24.	Other	4	155,624		28,748	0.1%		2,158	0.1%
25.	Vacant	15	180,770		22,677	0.1%		—	—%
	Total	1,138	51,404 / 13,728,893	$	12,268,802	100.0%	$	960,037	100.0%

(1) Includes 25 hotels with 3,333 rooms and annual minimum returns of $32,628 and an aggregate carrying value of $144,119 classified as held for sale and nine net lease properties with 103,408 square feet with leases requiring annual minimum rent of $789 and an aggregate carrying value of $8,248 classified as held for sale.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

22

Hotel Portfolio by Brand

As of June 30. 2020
(dollars in thousands)

Brand	Manager	Number of Hotels	Percent of Total Number of Hotels	Number of Rooms or Suites	Percent of Total Number of Rooms or Suites	Investment	Percent of Total Hotel Investment	Investment Per Room or Suite
Courtyard by Marriott®	Marriott	71	21.8%	10,265	19.8%	$ 1,022,653	14.5%	$ 100
Royal Sonesta Hotels®	Sonesta	7	2.1%	2,722	5.3%	915,769	13.0%	342
Sonesta ES Suites®	Sonesta	39	11.9%	4,731	9.2%	651,675	9.2%	138
Crowne Plaza®	IHG	11	3.3%	4,141	8.1%	644,170	9.1%	156
Candlewood Suites®	IHG	61	18.5%	7,553	14.7%	605,986	8.6%	80
Residence Inn by Marriott®	Marriott	35	10.6%	4,488	8.7%	566,784	8.0%	126
Kimpton® Hotels & Restaurants	IHG	5	1.5%	1,421	2.8%	482,474	6.8%	340
Sonesta Hotels & Resorts®	Sonesta	7	2.1%	2,135	4.2%	436,760	6.2%	205
Staybridge Suites®	IHG	20	6.1%	2,481	4.8%	356,016	5.0%	143
Hyatt Place®	Hyatt	22	6.7%	2,724	5.3%	301,942	4.3%	111
Radisson® Hotels & Resorts and Radisson Blu®	Radisson	6	1.8%	1,509	2.9%	235,724	3.3%	156
InterContinental Hotels and Resorts®	IHG	3	0.9%	804	1.6%	219,106	3.1%	273
Wyndham Hotels and Resorts® and Wyndham Grand®	Wyndham	4	1.2%	1,158	2.3%	112,438	1.6%	97
Marriott® Hotel	Marriott	2	0.6%	748	1.5%	132,267	1.9%	177
TownePlace Suites by Marriott®	Marriott	12	3.6%	1,321	2.6%	121,739	1.7%	92
Hawthorn Suites®	Wyndham	16	4.9%	1,756	3.4%	102,479	1.5%	58
Holiday Inn®	IHG	3	0.9%	754	1.5%	73,969	1.0%	98
Country Inns & Suites® by Radisson	Radisson	3	0.9%	430	0.8%	53,415	0.8%	124
SpringHill Suites by Marriott®	Marriott	2	0.6%	263	0.5%	26,374	0.4%	100
Total/Average Hotels		329	100.0%	51,404	100.0%	$ 7,061,740	100.0%	$ 138

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

23

Hotel Operating Agreement Information IHG - We lease 102 IHG branded hotels (20 Staybridge Suites®, 61 Candlewood Suites®, two InterContinental®, 11 Crowne Plaza®, three Holiday Inn® and five Kimpton® Hotels & Restaurants) in 30 states in the U.S., the District of Columbia and Ontario, Canada to one of our wholly owned taxable REIT subsidiaries, or TRSs. These 102 hotels are managed by subsidiaries of IHG under a combination management agreement. We lease one additional InterContinental® branded hotel in Puerto Rico to a subsidiary of IHG. The annual minimum return amount presented in the table on slide 22 includes $7,908 of minimum rent related to the leased Puerto Rico hotel. The management agreement and the lease expire in 2036; IHG has two renewal options for 15 years each for all, but not less than all, of the hotels. As of June 30, 2020, we held a security deposit of $8,992 under this agreement to cover shortfalls in hotel cash flows to pay minimum returns and rent due to us during the period. This security deposit, if utilized, may be replenished and increased up to $100,000 from the hotels' available cash flows in excess of our minimum return, working capital advances and certain management fees, if any. On June 1, 2020, we entered into a letter agreement with respect to certain matters related to the IHG agreement, including waiving the minimum security deposit requirement through 2021. In July 2020, we applied the remaining security deposit securing the obligations of IHG under its agreement with us. We did not receive any payments from IHG to cure shortfalls for the balance of the July minimum returns and rents of $8,395 due to us after applying the remaining security deposit, or the August 2020 minimum returns and rents of $18,045 due to us. In July 2020, we sent IHG a notice of default and termination, and in August 2020, we sent IHG an additional notice of default. We are in discussions with IHG to see if there may be a mutually beneficial resolution. Absent a cure of these defaults by IHG, or if no agreement is reached, we currently plan to transition management and branding of these 103 hotels to Sonesta. Our IHG agreement requires 5% of gross revenues from hotel operations be placed in an escrow for hotel maintenance and periodic renovations, or an FF&E reserve. As part of the June letter agreement we entered, this requirement to fund FF&E reserves was waived through September 30, 2020. In addition to our minimum return, this management agreement provides for an annual additional return payment to us of $12,067 from the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return, working capital advances, payment of certain management fees and replenishment and expansion of the security deposit, if any. In addition, the agreement provides for payment to us of 50% of the hotels' available cash flows after payment to us of the annual additional return amount. These additional return amounts are not guaranteed or secured by the security deposit we hold. Marriott - We lease our 122 Marriott branded hotels (two full service Marriott®, 35 Residence Inn by Marriott®, 71 Courtyard by Marriott®, 12 TownePlace Suites by Marriott® and two SpringHill Suites by Marriott® hotels) in 31 states to certain of our TRSs. The hotels under the Marriott agreement are managed by subsidiaries of Marriott and require aggregate annual minimum returns of $192,891. The Marriott agreement is scheduled to expire in 2035 and Marriott has two renewal options for 10 years each for all, but not less than all, of the hotels. As of June 30, 2020, we fully utilized the remaining security deposit of $4,790 we held under this agreement to cover payment shortfalls of our minimum returns and rents. This security deposit may be replenished and increased up to $64,700 from a share of the hotels’ available cash flows in excess of our minimum return, certain management fees and working capital advances, if any. Marriott also provided us with a $30,000 limited guaranty to cover payment shortfalls up to 85% of our minimum return after the available security deposit balance has been depleted. This limited guaranty expires in 2026. As of June 30, 2020, there was no security deposit available to cover future payment shortfalls and the $30,000 guaranty was exhausted. Under the Marriott agreement, once the security deposit and guaranty have been depleted, Marriott is required to fund shortfalls up to 80% of the minimum returns due to us to avoid termination. Our Marriott agreement requires 5.5% to 6.5% of gross revenues from hotel operations be placed in an FF&E reserve. As a result of current market conditions, we and Marriott have agreed to suspend contributions to the FF&E reserve under our Marriott agreement for the remainder of 2020. In addition to our minimum return, this agreement provides for payment to us of 60% of the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return, payment of certain management fees, working capital advances and replenishment of the security deposit. This additional return amount is not guaranteed or secured by the security deposit. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 24

Hotel Operating Agreement Information Sonesta - We lease our 53 Sonesta branded hotels (seven Royal Sonesta® Hotels, seven Sonesta Hotels & Resorts® and 39 Sonesta ES Suites® hotels) in 26 states to certain of our TRSs. The hotels are managed by a subsidiary of Sonesta under management agreements which expire in 2037; Sonesta has two renewal options for 15 years each for all, but not less than all, of these 53 hotels. We have no security deposit or guaranty from Sonesta. Accordingly, payment by Sonesta of the minimum returns due to us under this management agreement is limited to the hotels' available cash flows after the payment of operating expenses, including certain management fees, and we are financially responsible for operating cash flows deficits, if any. In addition to our minimum returns, this management agreement provides for payment to us of 80% of the hotels' available cash flows after payment of hotel operating expenses, including certain management fees to Sonesta, our minimum return, working capital advances and any required FF&E reserves. Hyatt - We lease our 22 Hyatt Place® branded hotels in 14 states to one of our TRSs. The hotels are managed by a subsidiary of Hyatt Hotel Corporation, or Hyatt, under a combination management agreement that expires in 2030; Hyatt has two renewal options for 15 years each for all, but not less than all, of the hotels. We have a limited guaranty of $50,000 under this agreement to cover payment shortfalls of our minimum return. As of June 30, 2020, the available Hyatt guaranty was $8,561. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return and our working capital advances. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return, our working capital advances and reimbursement to Hyatt of working capital and guaranty advances, if any. This additional return is not guaranteed. Our Hyatt agreement requires 5% of gross revenues from hotel operations be placed in an FF&E reserve, subject to available cash flow. Radisson - We lease our nine Radisson branded hotels (four Radisson® Hotels & Resorts, four Country Inns & Suites® by Radisson and one Radisson Blu® hotel) in six states to one of our TRSs. The hotels are managed by a subsidiary of Radisson under a combination management agreement which expires in 2035; Radisson has two 15 year renewal options for all, but not less than all, of the hotels. We have a limited guaranty of $47,523 under this agreement to cover payment shortfalls of our minimum return. As of June 30, 2020, the available Radisson guaranty was $27,426. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return and our working capital advances. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return, our working capital advances and reimbursement to Radisson of working capital and guaranty advances, if any. This additional return is not guaranteed. Our Radisson agreement requires 5% of gross revenues from hotel operations be placed in an FF&E reserve. As a result of current market conditions, effective April 1, 2020, we and Radisson have agreed to suspend contributions to the FF&E reserve under our Radisson agreement for the remainder of 2020. Wyndham - We lease our 20 Wyndham branded hotels (four Wyndham Hotels and Resorts® and 16 Hawthorn Suites® hotels) in 13 states to one of our TRSs. The hotels are managed by a subsidiary of Wyndham under a combination management agreement which expires in September 2020 and we expect to transition management and brands of these hotels to Sonesta upon expiration of the agreement unless sooner terminated with respect to any hotels that are sold. We have no guarantee or security deposit from Wyndham. Payment by Wyndham is limited to the available cash flows after payment of operating expenses. Wyndham is not entitled to any base management fees for the remainder of the agreement. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 25

Hotel Operating Statistics by Operating Agreement (Comparable Hotels[1])

	For the Three Months Ended June 30,					For the Six Months Ended June 30,				
	No. of Hotels (1)	No. of Rooms or Suites	2020	2019	Change	No. of Hotels (1)	No. of Rooms or Suites	2020	2019	Change
ADR										
IHG	95	15,013	$ 76.18	$ 118.83	(35.9%)	93	14,556	$ 96.68	$ 116.75	(17.2%)
Marriott	121	16,730	103.73	135.44	(23.4%)	121	16,730	124.26	135.36	(8.2%)
Sonesta (2)	43	6,348	82.75	113.90	(27.3%)	43	6,348	96.00	112.57	(14.7%)
Hyatt	22	2,724	81.62	110.52	(26.1%)	22	2,724	98.82	111.68	(11.5%)
Radisson	6	1,413	95.47	132.57	(28.0%)	6	1,413	111.77	129.42	(13.6%)
Wyndham	19	2,695	61.32	76.49	(19.8%)	19	2,695	67.78	76.32	(11.2%)
All Hotels Total/Average	306	44,923	$ 83.47	$ 121.87	(31.5%)	304	44,466	$ 103.85	$ 120.88	(14.1%)
OCCUPANCY										
IHG	95	15,013	42.6%	81.3%	(38.7)Pts	93	14,556	54.5%	77.0%	(22.5)Pts
Marriott	121	16,730	19.8%	75.9%	(56.1)Pts	121	16,730	36.1%	70.4%	(34.3)Pts
Sonesta (2)	43	6,348	37.7%	70.9%	(33.2)Pts	43	6,348	45.5%	66.0%	(20.5)Pts
Hyatt	22	2,724	28.1%	82.8%	(54.7)Pts	22	2,724	43.8%	78.7%	(34.9)Pts
Radisson	6	1,413	16.7%	78.4%	(61.7)Pts	6	1,413	37.6%	72.1%	(34.5)Pts
Wyndham	19	2,695	33.9%	70.2%	(36.3)Pts	19	2,695	43.3%	65.7%	(22.4)Pts
All Hotels Total/Average	306	44,923	31.2%	77.2%	(46.0)Pts	304	44,466	44.4%	72.2%	(27.8)Pts
RevPAR										
IHG	95	15,013	$ 32.45	$ 96.61	(66.4%)	93	14,556	$ 52.69	$ 89.90	(41.4%)
Marriott	121	16,730	20.54	102.80	(80.0%)	121	16,730	44.86	95.29	(52.9%)
Sonesta (2)	43	6,348	31.20	80.76	(61.4%)	43	6,348	43.68	74.30	(41.2%)
Hyatt	22	2,724	22.94	91.51	(74.9%)	22	2,724	43.28	87.89	(50.8%)
Radisson	6	1,413	15.94	103.93	(84.7%)	6	1,413	42.03	93.31	(55.0%)
Wyndham	19	2,695	20.79	53.70	(61.3%)	19	2,695	29.35	50.14	(41.5%)
All Hotels Total/Average	306	44,923	$ 26.04	$ 94.08	(72.3%)	304	44,466	$ 46.11	$ 87.28	(47.2%)

(1) Excludes 23 hotels for the three months ended June 30, 2020 and 25 hotels for the six months ended June 30, 2020 that were closed, renovated or not owned during the period.
(2) Operating data includes data for two hotels for periods prior to when these were managed by Sonesta.

"ADR" is average daily rate; "RevPAR" is room revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

26

Hotel Operating Statistics by Operating Agreement

	No. of Hotels	No. of Rooms or Suites	For the Three Months Ended June 30, 2020	2019	Change	For the Six Months Ended June 30, 2020 2020	2019	Change
ADR								
IHG (1) (2)	103	17,154	$ 76.44	$ 125.17	(38.9%)	$ 99.80	$ 124.01	(19.5%)
Marriott (1)	122	17,085	103.97	139.22	(25.3%)	128.86	139.68	(7.7%)
Sonesta (1) (3)	53	9,588	87.14	155.21	(43.9%)	118.44	150.98	(21.6%)
Hyatt	22	2,724	81.62	110.52	(26.1%)	98.82	111.68	(11.5%)
Radisson (1)	9	1,939	95.37	137.14	(30.5%)	119.91	133.74	(10.3%)
Wyndham (1)	20	2,914	61.32	83.44	(26.5%)	71.27	83.10	(14.2%)
All Hotels Total/Average	329	51,404	$ 84.34	$ 132.55	(36.4%)	$ 110.24	$ 131.39	(16.1%)
OCCUPANCY								
IHG (1) (2)	103	17,154	38.2%	80.8%	(42.6)Pts	50.3%	76.6%	(26.3)Pts
Marriott (1)	122	17,085	19.5%	76.1%	(56.6)Pts	36.2%	70.8%	(34.6)Pts
Sonesta (1) (3)	53	9,588	25.9%	73.8%	(47.9)Pts	38.3%	68.4%	(30.1)Pts
Hyatt	22	2,724	28.1%	82.8%	(54.7)Pts	43.8%	78.7%	(34.9)Pts
Radisson (1)	9	1,939	12.4%	75.2%	(62.8)Pts	33.1%	69.3%	(36.2)Pts
Wyndham (1)	20	2,914	31.4%	70.5%	(39.1)Pts	42.1%	65.5%	(23.4)Pts
All Hotels Total/Average	329	51,404	27.8%	77.2%	(49.4)Pts	41.9%	72.3%	(30.4)Pts
RevPAR								
IHG (1) (2)	103	17,154	$ 29.20	$ 101.14	(71.1%)	$ 50.20	$ 94.99	(47.2%)
Marriott (1)	122	17,085	20.27	105.95	(80.9%)	46.65	98.89	(52.8%)
Sonesta (1) (3)	53	9,588	22.57	114.54	(80.3%)	45.36	103.27	(56.1%)
Hyatt	22	2,724	22.94	91.51	(74.9%)	43.28	87.89	(50.8%)
Radisson (1)	9	1,939	11.83	103.13	(88.5%)	39.69	92.68	(57.2%)
Wyndham (1)	20	2,914	19.25	58.83	(67.3%)	30.00	54.43	(44.9%)
All Hotels Total/Average	329	51,404	$ 23.45	$ 102.33	(77.1%)	$ 46.19	$ 94.99	(51.4%)

(1) During the three months ended June 30, 2020, ten Sonesta hotels, four IHG hotels, three Radisson hotels, one Marriott hotel and one Wyndham hotel were closed due to impact of the COVID-19 pandemic.
(2) Operating data includes data for certain hotels for periods prior to when we acquired them.
(3) Operating data includes data for two hotels for periods prior to when these were managed by Sonesta.

"ADR" is average daily rate; "RevPAR" is room revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

27

Hotel Coverage by Operating Agreement [1]

Operating Agreement	Number of Properties	For the Twelve Months Ended 6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
IHG [1]	103	0.50x	0.80x	0.91x	0.89x	0.97x
Marriott [1]	122	0.52x	0.92x	1.06x	1.08x	1.10x
Sonesta [1]	53	0.04x	0.38x	0.54x	0.59x	0.64x
Hyatt	22	0.37x	0.76x	0.90x	0.90x	0.95x
Radisson [1]	9	0.36x	0.84x	0.93x	0.95x	0.93x
Wyndham [1]	20	0.04x	0.38x	0.50x	0.48x	0.50x
Total Hotels	329	0.38x	0.73x	0.86x	0.87x	0.91x

Operating Agreement	Number of Properties	For the Three Months Ended 6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
IHG [1]	103	(0.11x)	0.34x	0.88x	0.89x	1.10x
Marriott [1]	122	(0.32x)	0.39x	0.86x	1.16x	1.29x
Sonesta [1]	53	(0.59x)	(0.22x)	0.31x	0.55x	0.89x
Hyatt	22	(0.36x)	0.38x	0.69x	0.77x	1.20x
Radisson [1]	9	(0.80x)	0.11x	0.76x	1.38x	1.13x
Wyndham [1]	20	(0.61x)	(0.25x)	0.32x	0.70x	0.74x
Total Hotels	329	(0.33x)	0.20x	0.72x	0.90x	1.11x

(1) During the three months ended June 30, 2020, ten Sonesta hotels, four IHG hotels, three Radisson hotels, one Marriott hotel and one Wyndham hotel were closed due to impact of COVID-19 pandemic.

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

28

Net Lease Portfolio by Brand

As of June 30, 2020

(dollars in thousands)

	Brand	No. of Buildings	Investment (1)	Percent of Total Investment	Annualized Minimum Rent (1)	Percent of Total Annualized Minimum Rent	Coverage
1.	TravelCenters of America	134	$ 2,281,589	43.8%	$ 168,012	45.5%	1.95x
2.	Petro Stopping Centers	45	1,021,226	19.6%	78,099	21.1%	1.55x
3.	AMC Theatres	13	121,701	2.3%	9,412	2.5%	0.99x
4.	The Great Escape	14	98,242	1.9%	7,140	1.9%	4.13x
5.	Life Time Fitness	3	92,617	1.8%	5,246	1.4%	2.99x
6.	Buehler's Fresh Foods	5	76,536	1.5%	5,143	1.4%	4.33x
7.	Heartland Dental	59	61,120	1.2%	4,493	1.2%	2.07x
8.	Pizza Hut	61	61,108	1.2%	4,271	1.2%	1.26x
9.	Regal Cinemas	6	44,476	0.9%	3,658	1.0%	0.89x
10.	Express Oil Change	23	49,724	1.0%	3,379	0.9%	3.50x
11.	Flying J Travel Plaza	3	41,681	0.8%	3,151	0.9%	3.46x
12.	B&B Theatres	4	34,369	0.7%	3,100	0.8%	0.85x
13.	America's Auto Auction	6	38,314	0.7%	2,992	0.8%	4.58x
14.	Church's Chicken	45	35,995	0.7%	2,587	0.7%	1.97x
15.	Fleet Farm	1	37,802	0.7%	2,571	0.7%	3.89x
16.	Mealey's Furniture	3	30,773	0.6%	2,453	0.7%	0.60x
17.	Courthouse Athletic Club	4	39,688	0.8%	2,400	0.6%	1.92x
18.	Creme de la Creme	4	29,131	0.6%	2,208	0.6%	1.65x
19.	Burger King	21	34,289	0.7%	2,081	0.6%	2.09x
20.	Martin's	16	31,144	0.6%	2,080	0.6%	1.69x
21.	Mister Car Wash	5	28,658	0.6%	2,076	0.6%	4.60x
22.	Hardee's	19	31,844	0.6%	1,997	0.5%	0.75x
23.	Popeye's Chicken & Biscuits	20	28,434	0.5%	1,889	0.5%	3.37x
24.	Golden Corral	6	25,816	0.5%	1,759	0.5%	0.98x
25.	Arby's	19	29,166	0.6%	1,756	0.5%	4.00x
26.	Other (2)	270	801,619	15.1%	45,470	12.3%	3.53x
	Total	809	$ 5,207,062	100.0%	$ 369,423	100.0%	2.16x

(1) Includes nine net lease properties with an aggregate carrying value of $8,248 and annual minimum rent of $789 we have classified as held for sale.
(2) Other includes 104 distinct brands with an average investment of $2,774 per building and average annual minimum rent of $157 per lease.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

29

Net Lease Portfolio by Industry

As of June 30, 2020

(dollars in thousands)

	Industry	No. of Buildings	Investment (1)	Percent of Total Investment	Annualized Minimum Rent (1)	Percent of Total Annualized Minimum Rent	Coverage
1.	Travel Centers	182	$ 3,344,496	64.2%	$ 249,261	67.5%	1.85x
2.	Restaurants-Quick Service	250	319,543	6.1%	21,106	5.7%	2.27x
3.	Movie Theaters	24	209,846	4.0%	16,770	4.5%	0.95x
4.	Restaurants-Casual Dining	61	216,346	4.1%	11,076	3.0%	1.68x
5.	Health and Fitness	13	184,744	3.5%	9,398	2.5%	2.57x
6.	Miscellaneous Retail	19	114,433	2.2%	7,140	2.0%	4.13x
7.	Medical/Dental Office	71	118,098	2.3%	9,172	2.5%	2.63x
8.	Grocery	19	129,219	2.5%	8,599	2.3%	4.32x
9.	Automotive Parts and Service	63	96,496	1.9%	6,557	1.8%	3.01x
10.	Apparel	1	11,027	0.2%	670	0.2%	-6.53x
11.	Automotive Dealers	9	68,756	1.3%	4,985	1.3%	4.73x
12.	Entertainment	4	61,436	1.2%	1,782	0.5%	2.15x
13.	Educational Services	9	55,647	1.1%	4,127	1.1%	2.59x
14.	Sporting Goods	3	52,022	1.0%	3,489	0.9%	3.34x
15.	Miscellaneous Manufacturing	6	31,824	0.6%	2,294	0.6%	16.02x
16.	Building Materials	27	30,036	0.6%	2,510	0.7%	3.89x
17.	Car Washes	5	28,658	0.6%	2,076	0.6%	4.60x
18.	Drug Stores and Pharmacies	8	23,970	0.5%	1,647	0.4%	1.46x
19.	Legal Services	5	11,362	0.2%	1,009	0.3%	2.08x
20.	General Merchandise	3	7,492	0.1%	555	0.2%	1.81x
21.	Home Furnishings	5	37,215	0.7%	2,854	0.8%	0.80x
22.	Dollar Stores	3	2,971	0.1%	187	0.1%	3.15x
23.	Other	4	28,748	0.6%	2,159	0.5%	4.33x
24.	Vacant	15	22,677	0.4%	—	—%	—
	Total	809	$ 5,207,062	100.0%	$ 369,423	100.0%	2.16x

(1) Includes nine net lease properties with an aggregate carrying value of $8,248 and annual minimum rent of $789 we have classified as held for sale.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

30

Net Lease Portfolio by Tenant (Top 10)

As of June 30, 2020

(dollars in thousands)

	Tenant	Brand Affiliation	No. of Buildings	Investment [1]	Percent of Total Investment	Annualized Minimum Rent [1]	Percent of Total Annualized Minimum Rent	Coverage
1.	TravelCenters of America Inc.	TravelCenters of America / Petro Stopping Centers	179	$ 3,302,815	63.4%	$ 246,110	66.6%	1.83x [2] [3]
2.	Universal Pool Co., Inc.	The Great Escape	14	98,242	1.9%	7,140	1.9%	4.13x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	92,617	1.8%	5,246	1.4%	2.99x [2]
4.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	76,536	1.5%	5,143	1.4%	4.33x [2]
5.	Professional Resource Development, Inc.	Heartland Dental	59	61,120	1.2%	4,493	1.2%	2.07x
6.	Regal Cinemas, Inc.	Regal Cinemas	6	44,476	0.9%	3,658	1.0%	0.89x
7.	Eastwynn Theatres, Inc.	AMC Theatres	5	41,771	0.8%	3,541	1.0%	0.57x
8.	Express Oil Change, LLC	Express Oil Change	23	49,724	1.0%	3,379	0.9%	3.50x
9.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	41,681	0.8%	3,151	0.9%	3.46x
10.	B&B Movie Theatres, LLC	B&B Theatres	4	34,369	0.7%	3,100	0.8%	0.85x
	Sub-total, Top 10		301	3,843,351	74.0%	284,961	77.1%	1.96x
11.	Other [4]	Various	508	1,345,747	26.0%	84,462	22.9%	2.84x
	Total		809	$ 5,189,098	100.0%	$ 369,423	100.0%	2.28x

(1) Includes nine net lease properties with an aggregate carrying value of $8,248 and annual minimum rent of $789 that we have classified as held for sale.
(2) Leases subject to full or partial guarantee.
(3) TA is our largest tenant. As of June 30, 2020, we leased 179 travel centers (134 under the TravelCenters of America brand and 45 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2029, 2031, 2032, 2033 and 2035, respectively. TA has two renewal options for 15 years each for all of the travel centers. In addition to the payment of our minimum rent, these leases provide for payment to us of percentage rent based on increases in total non-fuel revenues over base levels (3.5% of non-fuel revenues above threshold amounts defined in the agreements). TA's remaining deferred rent obligation of $48,440 is due in quarterly installments of $4,404 through January 31, 2023.
(4) Other includes 170 tenants with an average investment of $7,916 and average annual minimum rent of $497.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020

31

Net Lease Portfolio - Expiration Schedule As of June 30, 2020 (dollars in thousands) Cumulative % of Total Annualized Minimum Rent Percent of Total Annualized Annualized Minimum Rent Year (1) Square Feet Expiring (2) Minimum Rent Expiring Expiring 2020 166,158 $ 2,555 0.7% 0.7% 2021 555,447 5,852 1.6% 2.3% 2022 853,374 10,824 2.9% 5.2% 2023 150,293 2,512 0.7% 5.9% 2024 688,836 10,018 2.7% 8.6% 2025 438,433 8,426 2.3% 10.9% 2026 868,969 9,808 2.7% 13.6% 2027 1,198,874 15,539 4.2% 17.8% 2028 512,639 7,430 2.0% 19.8% 2029 1,311,612 47,322 12.8% 32.6% 2030 184,368 3,908 1.1% 33.7% 2031 1,397,033 49,723 13.4% 47.1% 2032 1,125,517 50,438 13.6% 60.7% 2033 1,100,723 53,194 14.4% 75.1% 2034 134,640 4,504 1.2% 76.3% 2035 2,316,553 80,764 21.9% 98.2% 2036 320,792 3,537 1.0% 99.2% 2037 — — — 99.2% 2038 10,183 416 0.1% 99.3% 2039 185,437 2,501 0.7% 100.0% 2040 1,739 152 —% 100.0% Total 13,521,620 $ 369,423 100.0% Weighted Average Lease Term 9.41 11.11 (1) The year of lease expiration is pursuant to contract terms. (2) Includes nine net lease properties with an aggregate carrying value of $8,248 and annual minimum rent of $789 we have classified as held for sale. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 32

Net Lease Portfolio - Occupancy and Leasing Summary (dollars in thousands) As of and For the Three Months Ended 6/30/2020 3/31/2020 12/31/2019 9/30/2019 Properties (end of period) 809 813 816 946 Total square feet 13,728,893 14,511,567 14,886,967 17,563,459 Square feet leased 13,548,122 14,262,947 14,539,128 17,238,100 Percentage leased 99% 98% 98% 98% Leasing activity (Sq. ft): New Leases 39,892 — — — Renewals 506,780 59,694 217,807 — Total 546.672 59.694 217.807 — % Change in GAAP rent: New Leases (25.92)% (14.81)% —% —% Renewals 6.95% — — — Total (weighted average) 6.04% (14.81)% —% —% Leasing Costs and Concession Commitments: New Leases $ 157 $ — $ — $ — Renewals 7,501 — 551 — Total (weighted average) $ 7,658 $ — $ 551 $ — Leasing Costs and Concession Commitments per Square Foot: New Leases $ 3.93 $ — $ — $ — Renewals 14.80 — 2.53 — Total (weighted average) $ 3.31 $ — $ 2.53 $ — Weighted Average Lease Term by Sq. Ft (Years): New Leases 6.0 — — — Renewals 13.7 5.1 8.1 — Total (weighted average) 13.1 5.1 8.1 — Leasing Costs and Concession Commitments per Square Foot per Year: New Leases $ 1.08 $ — $ — $ — Renewals 0.65 — 0.31 — Total $ 1.07 $ — $ 0.31 $ — SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 33

Non-GAAP Financial Measures and Certain Definitions Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of applicable Securities and Exchange Commission, or SEC, rules, including EBITDA, EBITDAre, Adjusted EBITDAre, FFO and Normalized FFO. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our condensed consolidated statements of income. We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs. EBITDA, EBITDAre and Adjusted EBITDAre: We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 17. EBITDAre is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown on page 18 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. FFO and Normalized FFO: We calculate funds from operations, or FFO, and Normalized FFO as shown on page 18. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the item shown on page 18 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our distribution rate as a percentage of the trading price of our common shares, or dividend yield, and to the dividend yield of other REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Other Definitions Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period. Comparable Hotels Data: We present RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. We generally define comparable hotels as those that we owned and were open and operating for the entire periods being compared. For the three months ended June 30, 2020 and 2019, we excluded 23 hotels from our comparable results. Two of these hotels were not owned for the entire periods, three were closed for major renovations and 18 suspended operations during part of the periods presented. For the years ended June 30, 2020 and 2019, we excluded 25 hotels from our comparable results. Three of these hotels were not owned for the entire periods, four were closed for major renovations and 18 suspended operations during part of the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 34

Non-GAAP Financial Measures and Certain Definitions (continued) Coverage: We define hotel coverage as total hotel revenues minus all hotel expenses and FF&E reserve escrows that are not subordinated to minimum returns due to us divided by the minimum returns or rents due to us. Coverage amounts include operating data for certain hotels for periods prior to when we acquired them for periods they were managed by a different brand. We define net lease coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to us weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by us. Tenants that do not report operating information are excluded from the coverage calculations. Coverage amounts include data for certain properties for periods prior to when we acquired them. In instances where we do not have financial information for the most recent quarter from our tenants, we have calculated an implied EBITDAR for the second quarter using industry benchmark data to more accurately reflect the impact of COVID-19 on our tenants’ operations. We believe using only financial information from the earlier periods could be misleading as it would not reflect the negative impact those tenants experienced as a result of the COVID-19 pandemic. As a result, we believe using this industry benchmark data provides a more accurate estimated representation of recent operating results and coverage for those tenants. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. FF&E Reserve: Most of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund FF&E reserves. We own all the FF&E reserve escrows for our hotels. Our net lease agreements do not require FF&E escrow deposits; however, certain tenants may request that we fund capital improvements in return for increases in the annual minimum rent. Our tenants are generally not obligated to request and we are not obligated to fund any such improvements. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our contractual annual minimum returns or rents generally increase by a percentage of the amounts we fund. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Investment: We define hotel investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents. We define net lease investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any. Minimum Return/Rent: Each of our management agreements or leases with hotel operators provides for payment to us of an annual minimum return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees or security deposits. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed or secured by deposits. Each of our agreements with our net lease tenants provides for payment to us of minimum rent. Certain of these minimum payment amounts are secured by full or limited guarantees. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to record scheduled rent changes under certain of our leases, the deferred rent obligations payable to us under our leases with TA and the estimated future payments to us under our TA leases for the cost of removing underground storage tanks at our travel centers on a straight line basis or any reimbursement of expenses paid by us. SMTA Transaction: On September 20, 2019, we acquired 767 net lease properties from Spirit MTA REIT, a Maryland REIT, (NYSE: SMTA), or SMTA, located in 45 states, for an aggregate transaction value of $2.5 billion. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 35

Warning Concerning Forward-looking Statements This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, June 30, 2020 36